EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS

OF

FLOWERS FOODS, INC.

(As amended through May 21, 2014)

ARTICLE 1.

OFFICES

Flowers Foods, Inc. (the “Corporation”) shall maintain at all times a registered office in the State of Georgia and a registered agent at that address, but may have other offices located within or without the State of Georgia as the Board of Directors may determine.

ARTICLE 2.

MEETINGS OF SHAREHOLDERS

2.1 Place and Time of Meetings. All meetings of the shareholders shall be held at such time and at such place, within or without the State of Georgia, as may be designated by the Board of Directors or, in the absence of a designation by the Board of Directors, by the Chairman of the Board of Directors, the President or the Secretary, and stated in the notice of the meeting. The Chairman of the Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of the shareholders of the Corporation.

2.2 Annual Meeting. An annual meeting of the shareholders shall be held at such date, time and place as shall be designated from time to time by the Board of Directors, at which meeting the shareholders shall elect, in accordance with the Articles of Incorporation, the Directors to succeed those whose terms expire and shall transact such other business as may be properly brought before the meeting in accordance with Section 2.10 of these Bylaws.

2.3 Special Meetings. Special meetings of the shareholders may be called only as provided in this Section 2.3. Special meetings may be called by the Chairman of the Board of Directors, and shall be called by the Chairman of the Board of Directors or the Secretary within 10 days after receipt of the written request of a majority of the total number of Directors which the Corporation would have if there were no vacancies (the “Whole Board”) or upon receipt of the written request of the holders of at least 75% of the voting power of the then outstanding shares of Common Stock. Any such request by a majority of the Whole Board or the holders of at least 75% of the voting power of the then outstanding shares of Common Stock shall be sent to the Chairman of the Board of Directors and the Secretary and shall state the purpose or purposes of the proposed meeting. At a special meeting of shareholders, only such business shall be conducted or considered as shall have been stated in the notice of the meeting given by or at the direction of the Board of Directors.

2.4 Notice of Meeting. Written notice of every meeting of the shareholders, stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Within thirty (30) days of receipt from the shareholders of the Corporation of sufficient written demands for a special meeting which comply with and satisfy the requirements of Section 2.3 for the call of a special meeting, the Secretary of the Corporation will issue notice calling for a special meeting of the shareholders to be held within sixty (60) days of such notice. Written notice shall be given personally, by mail, by private courier, by facsimile transmission, or by telegraph, teletype or other form of wire or wireless communication. If mailed, notice shall be deemed to be delivered when deposited in the United States mail with first-class postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation. When a meeting of the shareholders is adjourned to another place, date or time, by the holders of a majority of the voting power of the voting shares represented at a meeting, whether or not a quorum is present, notice need not be given of the adjourned meeting if the date, time, and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken; provided, however, if the Board is required to fix a new record date pursuant to Section 7.5(a) of these Bylaws, notice must be given to persons who are shareholders as of the new record date entitled to vote as such meeting. At an adjourned meeting at which a quorum is present or represented, any business that could have been transacted at the meeting originally called may be transacted.

2.5 Waiver of Notice. Notice of a meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the date and time stated in the notice. Waiver must be in writing and delivered to the Corporation for inclusion in the minutes or for filing with the corporate records. Attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to: (1) lack of notice or defective notice of a meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) consideration at the meeting of a particular matter that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Neither the business transacted nor the purpose of the meeting need be specified in the waiver, except that any waiver by a shareholder of the notice of a meeting of shareholders with respect to an amendment of the Articles of Incorporation, a plan of merger or share exchange, a sale of assets, or any other action which would entitle the shareholder to dissent and obtain payment for his shares shall not be effective unless: (a) prior to execution of the waiver, the shareholder is furnished with the same material required to be sent to the shareholder in a notice of the meeting, including notice of any applicable dissenters’ rights; or (b) the waiver expressly waives the right to receive the materials required to be furnished.

2.6 Inspectors. The Board of Directors shall appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the shareholders, or any adjournment thereof, in advance of such meeting, but if the Board of Directors fails to make such appointment(s) or if an appointee fails to serve, the presiding officer of the meeting of the shareholders may appoint one or more inspectors (or substitute inspectors) to act at the meeting.

2.7 Quorum. Except as may be provided in the Articles of Incorporation, a majority of the votes entitled to be cast on a matter by the voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter. Once a share is represented at a meeting for any purpose, other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

2.8 Voting. Except as provided in the Articles of Incorporation or as otherwise provided by law, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. The vote upon any question brought before a meeting of the shareholders may be by voice vote, unless otherwise required by the Articles of Incorporation or these Bylaws or unless the presiding officer or the holders of a majority of the voting power of the then outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall determine otherwise. Every vote taken by written ballot shall be counted by the inspector(s) of election. Except as provided in these Bylaws, the Articles of Incorporation or by law, if a quorum exists, action on a matter (other than the election of Directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. Directors shall be elected at the annual meeting in accordance with the Articles of Incorporation.

2.9 Proxies. A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy by executing a writing which authorizes another person or persons to vote or otherwise act on the shareholder’s behalf. Execution may be accomplished by any reasonable means, including facsimile transmission. A proxy is effective when received by the inspector of elections and is valid for eleven (11) months from the date of its execution, unless a longer period is expressly provided in the appointment form. An appointment of proxy is revocable by a shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

2.10 Order of Business.

(a) The Chairman of the Board of Directors, or such officer of the Corporation designated by a majority of the Whole Board (as such term is defined in Section 2.3 of these Bylaws), shall call meetings of the shareholders of the Corporation to order and shall act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the shareholders shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend any such shareholders’ meeting; by excluding any shareholder or his proxy from any such meeting based upon the determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat; and by determining the circumstances in which any person may make a statement or ask questions at any such meeting.

(b) At an annual meeting of the shareholders, only such business shall be conducted or considered as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation.

(c) For business to be properly requested to be brought before a meeting by a shareholder of the Corporation, the shareholder (i) must be a shareholder of record at the time of the giving of the notice for such annual meeting provided for in the Bylaws of this Corporation, (ii) must be entitled to vote at such meeting, and (iii) must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the preceding year’s annual meeting of shareholders took place; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the 90th day prior to the date of such annual meeting, or if the public announcement of the date of the annual meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement is first made of the changed date of the meeting.

(d) A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder and any Shareholder Associated Person (as defined herein) proposing such business, (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder and any Shareholder Associated Person, (iv) any derivative positions related to any class or series of securities of the Corporation held or beneficially held by the shareholder and any Shareholder Associated Person, and (v) whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to, or manage risk of share price changes for, or to increase the voting power of, the shareholder or any Shareholder Associated Person with respect to any shares of stock of the Corporation (all of which information in this Section 2.10(d) shall be supplemented by such shareholder if any of the facts set forth in this notice change during the period between the date such notice is sent and the date of the meeting, not later than five days after the event giving rise to such change). For the avoidance of doubt, this Section 2.10(d) shall be the exclusive means for a shareholder to submit business (other than business included in the Corporation’s notice of meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual or special meeting of shareholders.

(e) For business to be properly requested to be brought before a special meeting by a shareholder of the Corporation, the shareholder (i) must be a shareholder of record at the time of the giving of the notice for such special meeting provided for in the Bylaws of this Corporation, (ii) must be entitled to vote at such meeting, and (iii) must have given timely notice thereof in writing to the Secretary of the Corporation, and such notice shall comply with the notice procedures set forth in Section 2.10(d). To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the date of the special meeting (or if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement of the date of such special meeting is first made by the Corporation).

(f) For purposes of Section 2.10 “business” shall mean all matters other than nomination of candidates for, and the election of, directors. Shareholder nominations of directors for election is governed solely by Section 3.5 of these Bylaws. Notwithstanding anything in this Section 2.10 to the contrary, no business shall be conducted at any shareholders meeting except in accordance with the procedures set forth in this Section 2.10. The presiding officer of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the procedures prescribed in this Section 2.10 and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10; provided, however, that any references in these Bylaws to the Exchange Act, or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to shareholder proposals. Nothing in this Bylaw shall be deemed to apply to or affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act by satisfying the notice and other requirements of Rule 14a-8 in lieu of satisfying the requirements of this Bylaw. For purposes of Section 2.10 and Section 3.5 of these Bylaws, a “Shareholder Associated Person” of any shareholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and (C) any person controlling, controlled by or under common control with such Shareholder Associated Person. For purposes of Section 2.10 and Section 3.5 of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act, or in shareholder correspondence or a shareholder report.

ARTICLE 3.

DIRECTORS

3.1 Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation directed or required to be exercised or done by the shareholders.

3.2 Number, Qualification and Term of Office. The authorized number of Directors may be determined from time to time only by a vote of a majority of the Whole Board (as defined in Section 2.3 of these Bylaws) or by the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, but in no case shall the number of Directors be fewer than 3 or more than 16. The Directors shall be natural persons of the age of eighteen (18) years or older, but need not be residents of the State of Georgia or hold shares of stock in the Corporation. The Directors shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The Directors first appointed to Class I shall hold office for a term expiring at the annual meeting of shareholders to be held in 2002; the Directors first appointed to Class II shall hold office for a term expiring at the annual meeting of shareholders to be held in 2003; and the Directors first appointed to Class III shall hold office for a term expiring at the annual meeting of shareholders to be held in 2004, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the shareholders of the Corporation, the successors of the Class of Directors whose terms expire at that meeting shall be elected in accordance with the Articles of Incorporation to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

3.3 Vacancies and Newly Created Directorships. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected to fill a vacancy shall be elected for the unexpired term of the class of Directors in which the vacancy occurred. Any Director elected by reason of an increase in the number of directors shall be elected only for a term of office continuing until the next election of directors by the shareholders and until the election and qualification of such Director’s successor. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director. A vacancy that will occur at a specific date (including but not limited to a resignation that specifies a later date) may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.

3.4 Removal of Directors. Any or all of the Directors of the Corporation may be removed with cause by the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. A Director may be removed by the shareholders only at a meeting called for the purpose of removing him, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director.

3.5 Nominations of Directors; Election.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations of persons for election as Directors of the Corporation may be made by (i) the Board of Directors or a committee appointed by the Board of Directors, or (ii) any person who is a shareholder of record at the time of giving of notice for the meeting provided for in these Bylaws, who is entitled to vote for the election of Directors and who complies with the procedures set forth in this

Section 3.5. All nominations by shareholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation: (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the preceding year’s annual meeting of shareholders took place; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the 90th day prior to the date of such annual meeting, or if the public announcement of the date of the annual meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement is first made of the changed date of the meeting; and (ii) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the date of the special meeting (or if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement of the date of such special meeting and of the nominees proposed by the Board of Directors is first made by the Corporation). To be in proper written form, such shareholder’s notice shall set forth or include (i) the name and address, as they appear on the Corporation’s books, of the shareholder and any such Shareholder Associated Person giving the notice; (ii) a representation that the shareholder and any Shareholder Associated Person giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder and any Shareholder Associated Person; (iv) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) any Shareholder Associated Person, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice; (v) any derivative positions related to any class or series of securities of the Corporation held or beneficially held by the shareholder and any Shareholder Associated Person; (vi) whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to, or manage risk of share price changes for, or to increase the voting power of, the shareholder, any Shareholder Associated Person, or nominee with respect to any shares of stock of the Corporation; (vii) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (viii) the signed consent of each nominee to serve as a Director of the Corporation if so elected. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee (all of which information in this Section 3.5(a) shall be supplemented by such shareholder if any of the facts set forth in this notice change during the period between the date such notice is sent and the date of the meeting, not later than five days after the event giving rise to such change). For the avoidance of doubt, the foregoing provisions of this Section 3.5(a) shall be the exclusive means for a shareholder to make nominations (other than business included in the Corporation’s notice of meeting pursuant to Rule 14a-8 under the Exchange Act) before an annual or special meeting of shareholders. The presiding officer of the meeting for election of Directors shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 3.5, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.5, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 3.5; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to shareholder nominations. Nothing in this Bylaw shall be deemed to apply to or affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act by satisfying the notice and other requirements of Rule 14a-8 in lieu of satisfying the requirements of this Bylaw.

(b) In addition, to be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.5(a)) to the Secretary at the principal executive offices of the Corporation a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

3.6 Resignation. Any Director may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board of Directors or the Corporation.

3.7 Compensation. The Board of Directors may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board of Directors and on committees of the Board of Directors, attendance at meetings of the Board of Directors or committees of the Board of Directors, and for other services by Directors to the Corporation.

3.8 Interested Director Transactions. An interested Director is one who is a party to a contract or transaction with the Corporation or who is an officer or Director of, or has a financial interest in, another corporation, partnership, association, or other entity which is a party to a contract or transaction with the Corporation. Transactions involving such a Director shall be governed by Section 14-2-860, et seq., of the Georgia Business Corporation Code, as the same may hereinafter be amended.

ARTICLE 4.

MEETINGS OF THE BOARD

4.1 Regular Meetings. Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of the shareholders and at such other time and place either within or without the State of Georgia as shall from time to time be determined by the Board of Directors.

4.2 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, on one day’s written notice to each Director by whom such notice is not waived. Notice shall be given personally, by mail, by private courier, by facsimile transmission, or by telegraph, teletype or other form of wire or wireless communication, and need not describe the business to be transacted at, or the purpose of, the special meeting. Special meetings of the Board of Directors may be held at such time and place either within or without the State of Georgia as is determined by the Board of Directors or specified in the notice of any such meeting.

4.3 Waiver of Notice. A Director may waive any notice either before or after the date and time stated in the notice. Such a waiver must be in writing, signed by the Director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance of a Director at a meeting shall constitute a waiver of notice of that meeting unless the Director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

4.4 Quorum. A quorum of the Board of Directors consists of a majority of the number of Directors then in office. If a quorum is present, the acts of a majority of the Directors in attendance shall be the acts of the Board of Directors. A Director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) that Director objects at the beginning of the meeting (or promptly upon arrival) to holding the meeting or to transacting business at the meeting; (b) the dissent or abstention of that Director from the action taken is entered into the minutes of the meeting; or (c) that Director delivers written notice of dissent or abstention to the presiding officer of the meeting before, or to the Corporation immediately after, adjournment of the meeting. The right of dissent is not available to a Director who votes in favor of an action taken.

4.5 Adjournment. A meeting of the Board of Directors may be adjourned by a majority of the Directors present, whether or not a quorum exists. Notice of the time and the place of the adjourned meeting and of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

4.6 Participation in Meetings Other Than in Person. Members of the Board of Directors may participate in a meeting of the Board by any means of communication by which all persons participating in the meeting can hear each other. Participation in a meeting in such manner shall constitute presence in person at such meeting.

4.7 Rules. The Board of Directors may adopt rules and regulations that are not inconsistent with law or these Bylaws for the conduct of their meetings and the management of the affairs of the Corporation.

ARTICLE 5.

COMMITTEES

5.1 Formation and Powers. The Board of Directors, by resolution passed by a majority of the Whole Board (as defined in Section 2.3 of these Bylaws), may create one or more committees and appoint members of the Board of Directors to serve thereon. Each committee shall have such lawfully delegable powers and duties as the Board of Directors may confer. However, a committee shall not have the power to: (i) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders; (ii) fill vacancies on the Board of Directors or on any of its committees; (iii) amend the Articles of Incorporation pursuant to Section 14-2-1002 of the Georgia Business Corporation Code, as it may hereafter be amended; (iv) adopt, amend or repeal these Bylaws; or (v) approve a plan of merger not requiring shareholder approval. Any committee or committees so designated by the Board of Directors shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors or by applicable law, and shall keep a written record of all actions taken by it.

5.2 Removal. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, to fill vacancies on any committee, and to dissolve any committee.

ARTICLE 6.

OFFICERS

6.1 Generally. The officers of the Company shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, a Secretary, and a Treasurer. The Board of Directors may also choose any or all of the following: a Controller, one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), and such other officers as the Board of Directors may from time to time determine. Notwithstanding the foregoing, by specific action the Board of Directors may authorize the Chairman of the Board of Directors to appoint any person to any office of the

Corporation other than the Chief Executive Officer, who shall be elected by the Board of Directors. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board of Directors may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate the absent or disabled officer’s powers or duties to any other officer or to any Director.

6.2 Compensation. The compensation of all officers and agents of the Company who are also Directors of the Company shall be fixed by the Board of Directors or by a committee of the Board of Directors. The Board of Directors may fix the compensation of other officers and agents of the Company or delegate the power to fix such compensation to an officer of the Company.

6.3 Succession. The officers of the Company will hold office until their successors are elected and qualified. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Company may be filled by the Board of Directors or by the Chairman of the Board of Directors as provided in Section 6.1 of these Bylaws.

6.4 Authority and Duties. Each of the officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors.

6.5 Interested Officer Transactions. An interested officer is one who is a party to a contract or transaction with the Corporation or who is an officer or Director of, or has a financial interest in, another corporation, partnership, association, or other entity which is a party to a contract or transaction with the Corporation. Transactions involving such an officer shall be governed by Section 14-2-864 of the Georgia Business Corporation Code, as the same may hereinafter be amended.

ARTICLE 7.

CAPITAL STOCK

7.1 Certificates. The interest of each shareholder may be evidenced by a certificate or certificates representing shares of stock of the Corporation, which shall be in such form as the Board of Directors may from time to time adopt, shall be numbered and shall be entered in the books of the Corporation as they are issued. Each share certificate shall state, on its face, the name of the Corporation and that it is organized under the laws of Georgia, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, that the certificate represents. Also, each certificate may bear the seal of the Corporation or a facsimile thereof and shall be signed, either manually or in facsimile, by any one of the following: the President, the Secretary or an Assistant Secretary, or other officer designated by the Board of Directors for such purpose. If the certificate is signed in facsimile, it must be countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. The transfer agent or registrar may sign either manually or by facsimile.

7.2 Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

7.3 Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

7.4 Certificateless Shares. The Board of Directors of the Corporation may authorize the issuance of some or all of the shares of stock, of any or all of its classes or series, without certificates. Within a reasonable time after the issue or transfer of the shares without certificates, the Corporation shall send the shareholder to whom a share is to be issued a written statement specifying the name of the Corporation, that the Corporation is organized under the laws of Georgia, the name of the person to whom the shares are issued or transferred, the number and class of shares and the designation of the series, if any, that the certificate represents, and any applicable restriction on the transfer of such shares.

7.5 Record Dates.

(a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to take any other action, the Board of Directors shall in advance fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 70 days before the date of such meeting. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at any meeting of shareholders shall be the close of business on the day before the first notice is delivered to shareholders. A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, the Board of Directors shall fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 70 days prior to such payment. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors authorizes the distribution.

(c) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE 8.

MISCELLANEOUS

8.1 Amendments. Notwithstanding anything contained in the Corporation’s Articles of Incorporation to the contrary, unless otherwise required by applicable law, Sections 2.3 (Special Meetings), 2.10 (Order of Business), 3.2 (Number, Qualification and Term of Office), 3.3 (Vacancies and Newly Created Directorships), 3.4 (Removal of Directors), 3.5 (Nominations of Directors; Election), 8.8 (Fair Price Requirements) and 8.9 (Business Combinations with Interested Shareholders) of these Bylaws shall not be amended or repealed by the shareholders, and no provision inconsistent therewith shall be adopted by the shareholders, without the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of Common Stock and outstanding shares of preferred stock voting together, to the extent the outstanding shares of preferred stock are afforded voting rights and powers generally equal to the voting rights and powers of shares of Common Stock.

8.2 Inspection of Books.

(a) A shareholder may inspect and copy, during regular business hours at the Corporation’s principal office, the following if he gives the Corporation written notice of his demand at least five (5) business days prior to the requested date of inspection: (1) the Corporation’s Articles of Incorporation and all amendments to them currently in effect; (2) the Corporation’s Bylaws and all amendments to them currently in effect; (3) resolutions adopted by either the shareholders or Board of Directors increasing or decreasing the number of Directors, the classification of Directors, if any, and the names and residence addresses of all members of the Board of Directors; (4) resolutions adopted by the Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding, and any resolutions adopted by the Board of Directors that affect the size of the board of Directors; (5) the minutes of all shareholders’ meetings, executed waivers of notice of meetings, and executed written consents evidencing all action taken by shareholders without a meeting, for the previous three years; (6) all written communications to shareholders generally within the previous three years and the financial statements required to be made available to the shareholders for the previous three years under Section 14-2-1620 of the Georgia Business Corporation Code as it may hereinafter be amended; (7) a list of the names and business addresses of its current Directors and officers; and (8) the Corporation’s most recent annual registration delivered to the Secretary of State under Section 14-2-1622 of the Georgia Business Corporation Code.

(b) A shareholder may inspect and copy, during regular business hours at a reasonable location specified by the Corporation (1) excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under Section 8.1(a); (2) accounting records of the Corporation; and (3) the record of shareholders. A shareholder may inspect these records of the Corporation only if: (i) his demand is made in good faith and for a proper purpose that is reasonably relevant to his legitimate interest as a shareholder; (ii) he describes with reasonable particularity his purpose and the records he desires to inspect; (iii) the records are directly connected with his purpose; (iv) the records are to be used only for the stated purpose; and (v) the shareholder owns more than two percent (2%) of the outstanding shares of the Corporation at the date of his request.

8.3 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event that it is inconvenient at any time to use the corporate seal of the Corporation, the words “Seal” or “Corporate Seal” enclosed in parentheses or scroll shall be deemed the corporate seal of the Corporation.

8.4 Checks, Notes, Drafts, Etc. Checks, notes, drafts, acceptances, bills of exchange, and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

8.5 Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

8.6 Reliance upon Books, Reports and Records. Each Director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon such information, opinions, reports or statements, including financial statements and other financial data, prepared or presented to the Corporation by: (i) any of the Corporation’s officers or employees who the Director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants, investment bankers or other persons engaged by the Corporation as to matters the Director reasonably believes are within the person’s professional or expert competence; or (iii) committees of the Board of Directors of which he is not a member if the Director reasonably believes the committee merits confidence.

8.7 Time Periods. In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event, or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

8.8 Fair Price Requirements. The Corporation shall be governed by all of the requirements of Part 2 of Article 11 of the Georgia Business Corporation Code, as amended.

8.9 Business Combinations with Interested Shareholders. The Corporation shall be governed by all of the requirements of Part 3 of Article 11 of the Georgia Business Corporation Code, as amended.

8.10 Indemnification. Each person who is or was or had agreed to become a Director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted by the Georgia Business Corporation Code or any other applicable laws as presently or hereafter in effect. The right to indemnification granted by this Section 8.10 shall include the right to be paid in advance expenses incurred in defending a proceeding. The Corporation may, by action of the Board of Directors, provide indemnification to other employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers. The right of indemnification provided in this Section 8.10 shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and shall be applicable to matters otherwise within its scope irrespective of whether such matters arose or arise before or after the adoption of this Section 8.10. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Section 8.10. No amendment, modification or repeal of this Article shall adversely affect any right or protection of a Director, officer, employee or agent that exists at the time of such amendment, modification or repeal.